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                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                               -------------------



                                  FORM 8-K/A(6)



                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)           April 5, 1996


                           Spinnaker Industries, Inc.


             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




         Delaware                    2-66564                75-2493518
(STATE OR OTHER JURISDICTION)       (COMMISSION)           (IRS EMPLOYER
       OF INCORPORATION)             FILE NUMBER)          IDENTIFICATION NO.)


             600 N. Pearl Street, Suite 2160, Dallas, Texas 75240


     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)


Registrant's telephone number, including area code:       214-855-0322


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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)




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Item 1.  Change in Control of Registrant

         Not applicable

Item 2.  Acquisition or Disposition of Assets

         Not applicable.

Item 3.  Bankruptcy or Receivership

         Not applicable

Item 4.  Changes in Registrant's Certifying Accountant

         Not applicable

Item 5.  Other Events

     On April 5, 1996, the Registrant completed the refinancing of the two subordinated notes of the Registrant totaling $25,000,000 held by Alco
Standard Corporation ("Alco"), which were issued in connection with the Registrant's acquisition of Central Products Company. The refinancing involved the issuance of a new subordinated convertible promissory note in the aggregate principal amount of $20,250,000 to Alco Standard (the "Alco Note"). The first $6,000,000 of principal (and the interest accrued on that principal) of the Alco Note will be converted automatically into approximately 171,430 shares (the "Initial Conversion Shares") of common stock, no par value per share (the Common Stock") of the Registrant on or about May 5, 1996, unless Alco reasonably objects. The Registrant has agreed to engage an investment banker to assist Alco with a private sale of the Initial Conversion Shares.
If a private sale cannot be effected on or before June 30, 1996, the Registrant is obligated to register the Initial Conversion Shares to enable Alco to sell the Initial Conversion Shares in the public market. The Registrant has agreed to pay Alco the difference between the net proceeds received by it upon the sale of the Initial Conversion Shares and $6,000,000. At Alco's option, the remaining principal amount of the Alco Note becomes convertible into Common Stock, at the then prevailing market price, commencing with an installment of $7,000,000 on April 1, 1997 and the remaining balance on April 1, 1998.

     Interest on the Alco Note is payable semiannually at an annual rate of 7%, or 9% if the Registrant capitalizes the interest. The unconverted principal of the Alco Note will be due in two installments. The first installment of $7,000,000 will be due six months after the maturity date of the "Term Loan" (as defined below) (but not before April 5, 1997) and balance will be due on the first anniversary of the payment date of the $7,000,000 installment. Alco has the right to demand immediate prepayment of the Alco Note, if the Registrant successfully consummates certain subsequent financing transactions.



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     The Registrant's financing arrangements included an $8,500,000 bridge loan made by Bankers Trust Company, which matures in December 1996. If not paid in full on or before its due date, the bridge loan converts into a
5-year term loan (the "Term Loan").   If the bridge loan converts into the
Term Loan, the lender will be entitled to receive a warrant to purchase at a nominal price 2.5% of the common equity (on a fully diluted basis) upon conversion of the bridge loan and for each quarter that the Term Loan is outstanding the lender will receive an additional warrant to purchase 2.5% of the common equity (on a fully diluted basis), up to 20% of the common equity on a fully diluted basis. In order to facilitate the Registrant's financing transaction, Boyle, Fleming, George & Co. ("BFI"), Inc., an affiliate of the Registrant's chairman and president, purchased shares of Common Stock by a partial exercise of a warrant held by BFI. An agreement with Bankers Trust Company requires BFI to make further purchases of Common Stock under the warrant if necessary to enable the Registrant to make the interest payments due under the bridge loan or the Term Loan. BFI has pledged its warrant, all of the shares of Common Stock owned by it, and any shares Common Stock subsequently acquired by it, to secure the loans made by Bankers Trust Company to the Registrant. In addition, Lynch Manufacturing Corporation, the holder of approximately 78% of the Common Stock, has pledged all of its shares of Common Stock to secure the loans made by Bankers Trust Company. The Alco Note is subordinate to the financing provided by Bankers Trust Company. Both the Bankers Trust Company financing and the Alco Note prohibit the Registrant from making any cash dividends or other cash distributions on its Common Stock.

     The Registrant is pursuing actively various alternatives to refinance the indebtedness of the Registrant and its subsidiaries, including refinancing the bridge loan before it matures. There can be no assurance that the Registrant can successfully complete any such refinancing.


Item 6.  Resignations of Registrant's Directors

         Not applicable

Item 7.  Financial Statements and Exhibits

         (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

         Not applicable

         (b) PRO FORMA FINANCIAL INFORMATION

         Not applicable.

         (C) EXHIBITS

         7.1 Subordinated Convertible Promissory Note, dated April 5, 1996, in the aggregate principal amount of $20,250,000, of Spinnaker Industries, Inc.



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         7.2  Senior Credit Agreement, dated as of April 5, 1996, among
              Spinnaker Industries, Inc. and Bankers Trust Company.

         7.3 Warrant Exercise Agreement, dated April 5, 1996, among Boyle, Fleming, George & Co., Inc, Richard J. Boyle, Ned N. Fleming, III, Spinnaker Industries, Inc. and Bankers Trust Company.

         7.4 Pledge Agreement, dated April 5, 1996, by each of the named pledgors in favor of Banker's Trusts Company.


Item 8.  Change in Fiscal Year

         Not applicable



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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Spinnaker Industries, Inc.


                                     /s/ James W. Toman
                                   -------------------------------
                                   James W. Toman, Controller

                                   Date April 19, 1996